Mount Knowledge Holdings, Inc. Announces Entry into a Definitive Agreement to Acquire Forum Mobile Israel

NEW YORK, NY -- (March 20, 2013) - Mount Knowledge Holdings, Inc. (PINK SHEETS: MKHD), a software development and sales company focused on providing innovative technology solutions, announced today that it entered into a Definitive Agreement on March 19th, 2013 to acquire Forum Mobile Israel, a Mobile Virtual Network Enabler (MVNE) and value added reseller (VAR) of global-best-in-class cloud products and services in a share exchange agreement pursuant to which its shareholders will become the majority owner of MKHD.

Mount Knowledge CEO Jim Beatty stated, “We’re very excited to be acquiring a company within the big data realm, an area outpacing growth of the overall technology sector by a significant multiple. Forum Mobile is managed by a group of seasoned business and technology professionals. The company is positioned for a high and consistent growth rate across 3 business lines in multiple geographies. The cloud-based MVNE platform is expanding quickly to support a new crop of global Mobile Virtual Network Operators (MVNO’s) capitalizing on next generation mobile solutions like mobile marketing, customer loyalty programs and mobile payment platforms, in an ever-expanding mobile marketplace.”

Forum Mobile CEO and Chairman Ami Segal commented, “The transaction with MKHD is part of our plan to leverage the capital markets to execute our growth strategy by increasing our reputation among investors and potential M&A candidates. M&A in the space is very active and Forum sees itself as a platform, which will integrate cutting-edge technologies to provide the most comprehensive and advanced MVNE available anywhere in the cloud. We are in preliminary discussions with a number of potential candidates for merger, acquisition and/or joint venture which could dramatically accelerate our model and position us well for significant growth subsequent to the completion of the acquisition.”

Just 4 years from inception, Forum Mobile had consolidated, unaudited pro-forma revenues of more than US$22MM for 2012 including its activity as a VAR for such brands as HP, Juniper, WebSense, VMware, as well as providing the cloud-based end-to-end mobile technology infrastructure for its partner Home Cellular, an Israeli MVNO launched in April 2012.

An Executive Summary and Investor Deck, which describes the proposed business of the Company, and FM, as its operating subsidiary post transaction, has been published on the Company’s investor relations website at: http://ir.stockpr.com/mkhd/ or investor presentation site at: http://portal.sliderocket.com/DCBYR/Forum-Mobile-Presentation-Deck-Spring-2013-non-NDA and http://portal.sliderocket.com/DCBYR/Forum-Mobile-Exec-Summary-non_NDA-Spring-2013.

Chardan Capital Markets, LLC is acting as sole M&A advisor on the transaction and investment banker to the parties.

Additionally, the Company has engaged Source Capital Group, Inc., (SCG) to assist Forum Mobile on capital markets initiatives, strategic introductions, and additional mergers and acquisitions.  Vik Grover, CFA, Director of SCG’s TMT Practice, has over 15 years experience in the Communications field. Before working in investment banking, Grover was with Thomas Weisel Partners and Needham & Co. as a Senior Research Analyst covering Communications Services, including Internet service providers (ISPs), voice over Internet protocol (VoIP) and Internet infrastructure.

“The mobile services market is moving into a new era of growth. A new breed of MVNO’s has emerged to capitalize on 4G broadband networks and are leveraging new service delivery models targeting niche demographics and alternative price points. The marriage of Forum Mobile’s leading MVNE cloud platform and value added distribution model to Mount Knowledge’s public vehicle, positions the combined companies well for strong growth during the coming years,” Grover stated.

The transaction is anticipated to close on or before May 14, 2013.

This press release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied in those forward looking statements. These risks and other factors include but are not limited to: the success or failure of management's efforts to implement the Company's business plan; the ability of the Company to fund its operating expenses; the ability of the Company to compete with other companies that have a similar business plan; the effect of changing economic conditions impacting our plan of operation; and the ability of the Company to meet the other risks as may be described in future filings with the Securities and Exchange Commission. We cannot guarantee future results, levels of activity, performance or achievements. Forum Mobile and Mount Knowledge Inc. do not assume any obligation to update the forward-looking information contained in this press release.

Contact:

James D. Beatty, CEO

Mount Knowledge Holdings, Inc.

228 Park Ave. S #56101

New York, NY 10003-1502

admin@mkhd.net

Phone: (917) 289-0944

Ami Segal, CEO

Forum Mobile

26 Broadway, 21st Floor

New York, NY 10004

ami@forum-group.com
Phone: (212) 461-4730

George Kaufman

Chardan Capital Markets, LLC

17 State Street, Suite 1600

New York, NY 10013

gkaufman@chardancm.com

Phone: (646) 465-9015

Vik Grover, CFA

Source Capital Group, Inc.

276 Post Road West

Westport, CT 06880

vgrover@sourcegrp.com

(212) 731-4806

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